Exhibit 99.1

ICON EQUIPMENT AND CORPORATE

INFRASTRUCTURE FUND FOURTEEN, L.P.

PORTFOLIO OVERVIEW

THIRD QUARTER

2011

Letter from the CEOs                                                                                                                                   As of December 19, 2011

Dear investor in ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.:

We write to briefly summarize our activity for the third quarter of 2011.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual, and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of September 30, 2011, Fund Fourteen was in its operating period.  As of September 30th, Fund Fourteen had invested $169,388,0121 of capital, or 74.04% of capital available for investment, in business-essential equipment and corporate infrastructure.  We invested $59,013,219 in total equity in 20112.

During the third quarter of 2011, Fund Fourteen made a secured term loan to Western Drilling Inc. and Western Landholdings, LLC that is secured by, among other collateral, oil and gas drilling rigs and a mortgage over real property.

Fund Fourteen also amended the master lease agreement with Atlas Pipeline Mid-Continent, LLC.  In connection with the amendment, Fund Fourteen received an amendment fee in the amount of approximately $203,000.

We believe that there will be many opportunities for us to continue to deploy our equity in well structured deals collateralized by business-essential equipment and corporate infrastructure.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments as well as more information regarding Fund Fourteen’s operations to date. As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Fourteen’s financials, prepared in accordance with US GAAP.
2	Pursuant to Fund Fourteen’s financials, prepared in accordance with US GAAP.

ICON Equipment and Corporate Infrastructure
Fund Fourteen, L.P.

Third Quarter 2011 Portfolio Overview

We are pleased to present ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.’s (the “Fund”) Portfolio Overview for the third quarter of 2011.  References to “we,” “us,” and “our” are references to the Fund, references to the “General Partner” are references to the general partner of the Fund, ICON GP 14, LLC, and references to the “Investment Manager” are references to the investment manager of the Fund, ICON Capital Corp.

The Fund

We raised $257,646,987 commencing with our initial offering on May 18, 2009 through the closing of our offering on May 18, 2011.

Our operating period commenced on May 18, 2011, during which time we anticipate continuing to invest our offering proceeds and cash generated from operations in business-essential equipment and corporate infrastructure.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our General Partner’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transactions

•
On September 14, 2011, we, through a joint venture owned 40.53% by us, borrowed approximately $10,628,000 from Wells Fargo Equipment Finance, Inc. pursuant to a non-recourse loan agreement.  The loan is secured by, among other things, a first priority security interest in the eight Ariel gas compressors (the “Compressors”) subject to lease with Atlas Pipeline Mid-Continent, LLC (“Atlas”).  The loan matures on September 1, 2013 and bears interest at 4.08% per year throughout the term of the loan.

•
On December 19, 2011, we, through a joint venture owned 40% by us, entered into a memorandum of agreement to purchase the offshore support vessel, the Lewek Ambassador. The purchase price of the vessel will be the lesser of $25,000,000 and the fair market value of the vessel as determined two weeks before the vessel's delivery date, which is expected to occur on or before April 30, 2012.  On December 20, 2011, the joint venture funded $9,000,000 of the purchase price and will fund the remaining portion upon delivery of the vessel.  Simultaneously with the funding, the joint venture entered into a bareboat charter with Gallatin Maritime Management for a period of nine years commencing on the delivery date of the vessel.  We paid an acquisition fee to our Investment Manager in the amount of approximately $250,000 relating to this transaction.

Portfolio Overview

   Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates and third parties.  As of September 30, 2011, our portfolio consisted primarily of the following investments.

•
A 75% interest in two Aframax tankers, Eagle Otome and Eagle Subaru (the “Tankers”), and two Very Large Crude Carriers, Eagle Virginia and Eagle Vermont (the “VLCCs”). The Tankers were each acquired for a purchase price of $13,000,000, comprised of $4,000,000 in cash and $9,000,000 in a non-recourse loan and are subject to thirty-six month bareboat charters with AET, Inc. Limited (“AET”).  The VLCCs were each acquired for a purchase price of $72,000,000, comprised of $17,000,000 in cash and $55,000,000 in a non-recourse loan and are subject to one hundred twenty month bareboat charters with AET.  The obligations of AET under the bareboat charters are guaranteed by AET’s parent company, AET Tanker Holdings Sdn. Bhd.  On April 5, 2011, $22,000,000 of subordinated non-recourse long term debt was borrowed from an unaffiliated third-party related to this investment. The loan is for a period of sixty months and may be extended for an additional twelve months.

•
A 40.53% interest in the Compressors that were purchased for the aggregate amount of approximately $11,298,000.  The Compressors are subject to a forty-eight month lease with Atlas that expires on August 31, 2013.  The obligations of Atlas are guaranteed by its parent company, Atlas Pipeline Partners, L.P.

•
We participated in a $96,000,000 loan facility by making second priority secured term loans to Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd. (collectively, “Ocean Navigation”) in the amount of $14,400,000.  The proceeds from the loans were used for the purchase of two Aframax tanker vessels, Shah Deniz and Absheron.  The loan bears interest at 15.25% per year and matures seventy-two months from the delivery date of each vessel.  All of Ocean Navigation’s obligations are guaranteed by its direct and indirect parent companies and affiliates, Palmali Holding Company Limited, Palmali International Holding Company Limited, Palocean Shipping Limited, and Ocean Holding Company Limited.

•
Our Investment Manager’s wholly-owned subsidiary participated in a $171,050,000 loan facility for the purpose of making a $20,124,000 secured term loan to Jurong Aromatics Corporation Pte. Ltd. (“Jurong Aromatics”) for which we have a 75% interest.  The facility will be part of an approximately $2.3 billion financing of the construction and operation of a condensate splitter and aromatics complex on Jurong Island in Singapore (the “Jurong Complex”).  The loan will be made to Jurong Aromatics in two installments prior to February 29, 2012.  The loan will bear interest at 14.25% per year until the earlier of October 31, 2014 and the completion of the Jurong Complex.  Following completion of the Jurong Complex, the loan will bear interest from 12.50% to 15.00%.  The loan will be payable on a semi-annual basis, with the first installment maturing on July 16, 2019 and the second installment maturing on January 16, 2021.  The loan will be secured by a second priority security interest in all of Jurong Aromatics’ assets which include, among other things, all equipment, plant, and machinery associated with the Jurong Complex.

•
We participated in a $20,000,000 loan facility by making a first priority secured term loan to ARAM Rentals Corporation and ARAM Seismic Rentals, Inc. (collectively, the “ARAM Borrowers”). We contributed $9,000,000 to make the loan.  The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation (“ION”).  The loans are secured by (i) a first priority security interest in all of the ARAM Borrowers analog seismic system equipment, and (ii) a pledge of all equity interests in the ARAM Borrowers.  In addition, ION guaranteed all of the obligations of the ARAM Borrowers under the loans.  The loan bears interest at 15% per year for a period of sixty months, beginning on August 1, 2009.

•
We participated in an $8,000,000 loan facility by making a secured term loan to EMS Enterprise Holdings, LLC, EMS Holdings II, LLC, EMS Engineered Materials Solutions, LLC, EMS CUP, LLC and EMS EUROPE, LLC (collectively, “EMS”).  We contributed $4,800,000 to make the loan.  The loan is secured by, among other things, (i) a first priority security interest in all of EMS’s existing and hereafter acquired U.S. assets, (ii) a first priority mortgage over real property located in Hamburg, Pennsylvania, (iii) a pledge of the equity of EMS, and (iv) a second priority security interest in all of EMS’s accounts receivable and inventory.  The loan bears interest at 13% per year and is payable monthly in arrears for a period of forty-eight months.

•
A crude oil tanker, the Center, which was purchased from Center Navigation Ltd. (“Center Navigation”), a wholly-owned subsidiary of Geden Holdings Limited (“Geden”), for $69,000,000.  The purchase price was comprised of $16,000,000 in cash, a non-recourse loan in the amount of $44,000,000, and $9,000,000 of subordinated seller’s credit.  The tanker is subject to a sixty month bareboat charter with Center Navigation that commenced on June 21, 2011.  All of Center Navigation’s obligations under the bareboat charter are guaranteed by Geden.

•
Two supramax bulk carrier vessels, the Amazing and the Fantastic, which were purchased from wholly-owned subsidiaries of Geden for the aggregate purchase price of $67,000,000.  The purchase price was comprised of $23,450,000 in cash and a non-recourse loan in the amount of $43,550,000.  The vessels are subject to eighty-four month bareboat charters with subsidiaries of Geden that commenced on October 1, 2010.  All obligations under the bareboat charters are guaranteed by Geden.

•
A 3-layer blown film extrusion line and an eight color flexographic printing press that was purchased from Exopack, LLC (“Exopack”) for the aggregate purchase price of approximately $6,376,000. The equipment is subject to sixty month leases with Exopack that expire on July 31, 2014 and September 30, 2014.  The obligations of Exopack are guaranteed by its parent company, Exopack Holding Corp.

•
We made a senior secured term loan in the aggregate amount of approximately $9,860,000 to Northern Capital Associates XVIII, L.P. (“NCA XVIII”), Northern Capital Associates XV, L.P. (“NCA XV”), and Northern Capital Associates XIV, L.P. (“NCA XIV”), affiliates of Northern Leasing Systems, Inc. (“Northern Leasing”).  The loan is secured by (i) an underlying pool of leases for point of sale equipment of NCA XVIII, (ii) an underlying pool of leases for point of sale equipment of NCA XV, and (iii) an underlying pool of leases for point of sale equipment of NCA XIV.  The loan bears interest at 18% per year through September 15, 2014.  The obligations of NCA XVIII, NCA XV and NCA XIV are guaranteed by Northern Leasing.

•
We made a secured term loan to Western Drilling Inc. and Western Landholdings, LLC (collectively, “Western Drilling”) in the aggregate amount of $9,465,000.  The loan is secured by, among other collateral, oil and drilling rigs and a mortgage over real property.  The loan bears interest at 14% per year and is payable monthly in arrears for a period of sixty months.  All of Western Drilling’s obligations under the loan are personally guaranteed by their owners.

•
Twenty-six 2010 MCI J4500 motor coach buses that were purchased for the aggregate amount of approximately $10,370,000.  The buses are subject to a sixty-month lease with Dillon's Bus Service, Inc. (“DBS”), Lakefront Lines, Inc. (“Lakefront”), and CUSA GCT, LLC (“CUSA GCT”) that commenced on June 1, 2010.  The obligations of DBS, Lakefront and CUSA GCT are guaranteed by Coach America Holdings, Inc. and CUSA, LLC.

•
We participated in an approximately $150,000,000 loan facility by making a secured term loan to Northern Crane Services Inc. (“Northern Crane”) in the aggregate amount of $5,250,000.  The loan is secured by, among other things, a second priority security interest in all of the assets of Northern Crane and its subsidiaries, including but not limited to lifting and transportation equipment.  The loan bears interest at 15.75% per year for a period of fifty-four months beginning on October 1, 2010.  With the final payment, Northern Crane will make a balloon payment of the outstanding loan amount.  All of Northern Crane’s and its subsidiaries’ obligations under the loan are guaranteed by their ultimate parent company, NC Services Group Ltd. and its subsidiaries.

•
We participated in a £24,800,000 loan facility by making a second priority secured term loan to Quattro Plant Limited (“Quattro Plant”), a wholly-owned subsidiary of Quattro Group Limited (“Quattro Group”).  We contributed £2,610,000 to make the loan.  The loan is secured by (i) all of Quattro Plant’s rail support construction equipment, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real estate in London, England owned by the majority shareholder of Quattro Plant.  All of Quattro Plant’s obligations under the loan are guaranteed by Quattro Group and its subsidiaries, Quattro Hire Limited and Quattro Occupational Academy Limited.  The loan bears interest at 20% per year for a period of thirty-three months, which began on January 1, 2010.

•
Information technology equipment that is subject to various leases with Global Crossing Telecommunications, Inc. (“Global Crossing”).  The equipment was purchased for approximately $12,951,000 and is subject to thirty-six month leases with Global Crossing that commenced between March 1, 2011 and July 1, 2011.

•
A 90.92% interest in a joint venture that owns telecommunications equipment subject to various leases with Global Crossing.  The equipment was purchased for approximately $11,738,080 and the leases are set to expire between September 30, 2012 and February 28, 2013.

Revolving Line of Credit

On May 10, 2011, the Fund entered into a loan agreement with California Bank & Trust (“CB&T”) for a revolving line of credit of up to $15,000,000 (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility expires on March 31, 2013 and the Fund may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the 90-day rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that neither interest rate is permitted to be less than 4.0% per year. In addition, the Fund is obligated to pay a commitment fee based on an annual rate of 0.50% on unused commitments under the Facility.  At September 30, 2011, there were no obligations outstanding under the Facility.

Additional Disclosure

Our distribution coverage ratio1 for the nine months ended September 30, 2011 was 187.15%.  The Fund’s coverage ratio net of fees and operating expenses for the nine months ended September 30, 2011 was 123.08%.  As of September 30, 2011, the Fund maintained a leverage ratio of 1.18:12.  We collected 100%3 of all scheduled receivables due for the third quarter of 2011.

Transactions with Related Parties

We have entered into certain agreements with our General Partner, our Investment Manager, and ICON Securities Corp., d/b/a/ ICON Investments (“ICON Investments”), a wholly-owned subsidiary of our Investment Manager, whereby we pay certain fees and reimbursements to these parties.  ICON Investments is entitled to receive a 3% underwriting fee from the gross proceeds from sales of our limited partnership interests, of which up to 1% may be paid to unaffiliated broker-dealers as a fee for their assistance in marketing the Fund and coordinating sales efforts.

We pay our Investment Manager (i) a management fee equal to 3.5% of the gross periodic payments due and paid from our investments, and (ii) acquisition fees, through the end of the operating period, equal to 2.5% of the total purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject and/or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our General Partner or its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our General Partner or such affiliate from time to time and within generally accepted accounting principles.

Our General Partner and its affiliates also perform certain services relating to the management of our portfolio.  Such services include, but are not limited to, credit analysis and underwriting, receivables management, portfolio management, accounting, financial and tax reporting, and remarketing and marketing services.

In addition, our General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with our operations.  Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.  These costs include our General Partner’s and its affiliates’ legal, accounting, investor relations, and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our General Partner.

Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our General Partner in the amount of $52,291 and $139,500 for the three and nine months ended September 30, 2011, respectively.  Additionally, our General Partner’s interest in our net loss was $6,330 and $4,156 for the three and nine months ended September 30, 2011, respectively.

1	Distribution coverage ratio is the ratio of inflows from investments divided by paid distributions, not taking into account fees and operating expenses.
2	Pursuant to the Fund’s financials, prepared in accordance with US GAAP. Leverage ratio is defined as total liabilities divided by total equity.
3	Collections as of September 30, 2011.

Fees and other expenses paid or accrued by us to our General Partner or its affiliates were as follows:

			Three Months Ended September 30,		Nine Months Ended September 30,
Entity	Capacity	Description	2011	2010	2011	2010
ICON Capital Corp.	Investment Manager	Organizational and offering
		expense reimbursements (1)	$-	$112,330	$273,438	$769,117
ICON Securities Corp.	Dealer-Manager	Underwriting fees (2)	-	797,614	1,877,234	2,648,181
ICON Capital Corp.	Investment Manager	Acquisition fees (3)	1,069,063	3,443,151	8,610,359	5,923,983
ICON Capital Corp.	Investment Manager	Management fees (4)	562,172	147,254	1,378,900	355,325
ICON Capital Corp.	Investment Manager	Administrative expense
		reimbursements (4)	1,083,290	1,138,831	4,438,637	3,682,231
			$2,714,525	$5,639,180	$16,578,568	$13,378,837

(1) Amount capitalized and charged to partners' equity.
(2) Amount charged directly to partners' equity.
(3) Amount capitalized and amortized to operations over the estimated service period in accordance with the Partnership's accounting policies.
(4) Amount charged directly to operations

At September 30, 2011, we had a net payable of $815,903 due to our General Partner and its affiliates that primarily consisted of administrative expense reimbursements.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets

Assets

	September 30,
	2011	December 31,
	(unaudited)	2010
Cash and cash equivalents	$65,627,807	$64,317,006
Net investment in finance leases	150,320,139	71,533,752
Leased equipment at cost (less accumulated depreciation of
$13,927,811 and $4,116,560, respectively)	185,484,548	20,690,799
Notes receivable	47,946,268	33,253,709
Investments in joint ventures	-	14,329,717
Other assets, net	14,782,333	5,857,750

Total Assets	$464,161,095	$209,982,733

Liabilities and Equity

Liabilities:
Non-recourse long-term debt	$226,188,849	$42,642,708
Derivative instruments	10,874,580	-
Deferred revenue	4,501,296	2,275,342
Due to General Partner and affiliates	815,903	700,073
Accrued expenses and other liabilities	9,066,467	1,899,867

Total Liabilities	251,447,095	47,517,990

Commitments and contingencies

Equity:
Partners’ Equity (Deficit):
Limited Partners	205,884,121	161,777,674
General Partner	(243,688)	(100,032)

Total Partners’ Equity	205,640,433	161,677,642

Noncontrolling Interests	7,073,567	787,101

Total Equity	212,714,000	162,464,743

Total Liabilities and Equity	$464,161,095	$209,982,733

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue:
Finance income	$6,332,777	$906,836	$14,575,819	$1,740,868
Rental income	7,847,405	1,487,851	17,542,059	3,932,012
Income from investments in joint ventures	1,073,263	567,943	1,374,091	1,878,823
Other (loss) income	(75,785)	55,025	184,171	118,979

Total revenue	15,177,660	3,017,655	33,676,140	7,670,682

Expenses:
Management fees	562,172	147,254	1,378,900	355,325
Administrative expense reimbursements	1,083,290	1,138,831	4,438,637	3,682,231
General and administrative	506,504	142,061	1,444,163	706,563
Depreciation and amortization	4,730,444	1,042,120	10,804,719	2,679,320
Interest	3,058,409	-	6,162,274	-
Loss on financial instruments	6,937,325	-	11,748,444	-

Total expenses	16,878,144	2,470,266	35,977,137	7,423,439

Net (loss) income	(1,700,484)	547,389	(2,300,997)	247,243

Less: Net (loss) income attributable to noncontrolling interests	(1,067,527)	26,293	(1,885,432)	53,023

Net (loss) income attributable to Fund Fourteen	$(632,957)	$521,096	$(415,565)	$194,220

Net (loss) income attributable to Fund Fourteen allocable to:
Limited Partners	$(626,627)	$515,885	$(411,409)	$192,278
General Partner	(6,330)	5,211	(4,156)	1,942

	$(632,957)	$521,096	$(415,565)	$194,220

Weighted average number of limited
partnership interests outstanding	258,832	147,266	238,321	116,726

Net (loss) income attributable to Fund Fourteen
per weighted average limited partnership
interest outstanding	$(2.42)	$3.50	$(1.73)	$1.65

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Changes in Partners' Equity

	Partners' Equity
	Limited			Total
	Partnership	Limited	General	Partners'	Noncontrolling	Total
	Interests	Partners	Partner	Equity	Interest	Equity
Balance, December 31, 2010	192,774	$161,777,674	$(100,032)	$161,677,642	$787,101	$162,464,743

Net income	-	2,047,677	20,684	2,068,361	41,009	2,109,370
Repurchase of limited partnership interests	(35)	(29,031)	-	(29,031)	-	(29,031)
Proceeds from sale of limited partnership interests	33,599	33,326,751	-	33,326,751	-	33,326,751
Sales and offering expenses	-	(3,620,097)	-	(3,620,097)	-	(3,620,097)
Cash distributions	-	(3,951,230)	(39,911)	(3,991,141)	(97,311)	(4,088,452)
Investment by noncontrolling interest	-	-	-	-	12,191,868	12,191,868

Balance, March 31, 2011 (unaudited)	226,338	189,551,744	(119,259)	189,432,485	12,922,667	202,355,152

Net loss	-	(1,832,459)	(18,510)	(1,850,969)	(858,914)	(2,709,883)
Repurchase of limited partnership interests	(30)	(24,467)	-	(24,467)	-	(24,467)
Proceeds from sale of limited partnership interests	32,524	32,346,782	-	32,346,782	-	32,346,782
Sales and offering expenses	-	(3,671,498)	-	(3,671,498)	-	(3,671,498)
Cash distributions	-	(4,682,517)	(47,298)	(4,729,815)	(5,621,495)	(10,351,310)

Balance, June 30, 2011 (unaudited)	258,832	211,687,585	(185,067)	211,502,518	6,442,258	217,944,776

Net loss	-	(626,627)	(6,330)	(632,957)	(1,067,527)	(1,700,484)
Cash distributions	-	(5,176,837)	(52,291)	(5,229,128)	(137,007)	(5,366,135)
Investment by noncontrolling interest	-	-	-	-	1,835,843	1,835,843

Balance, September 30, 2011 (unaudited)	258,832	$205,884,121	$(243,688)	$205,640,433	$7,073,567	$212,714,000

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net (loss) income	$(2,300,997)	$247,243
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Finance income	(8,962,648)	(362,583)
Income from investments in joint ventures	(1,374,091)	(1,878,823)
Depreciation and amortization	10,804,719	2,679,320
Interest expense from amortization of debt financing costs	463,409	-
Interest expense, other	137,733	-
Other financial gain	(31,016)	-
Loss on financial instruments	10,836,351	-
Loss on partial sale of interests in joint ventures	-	25,045
Changes in operating assets and liabilities:
Collection of finance leases	13,589,122	942,229
Other assets, net	(10,152,192)	(477,793)
Accrued expenses and other liabilities	88,251	1,641,665
Deferred revenue	2,208,562	2,264,101
Due to General Partner and affiliates	115,830	650,296
Distributions from joint ventures	1,374,091	1,878,823

Net cash provided by operating activities	16,797,124	7,609,523

Cash flows from investing activities:
Purchase of equipment	(79,564,939)	(15,013,976)
Asset purchase deposits	-	(26,266,401)
Investment in joint venture	-	(183,115)
Distributions received from joint ventures in excess of profits	3,817,746	1,357,417
Investment in joint ventures by noncontrolling interest	-	1,350,000
Investment in notes receivable	(9,465,000)	(37,032,227)
Repayment on notes receivable	4,778,195	881,513

Net cash used in investing activities	(80,433,998)	(74,906,789)

Cash flows from financing activities:
Proceeds from non-recourse long-term debt	22,000,000	-
Repayments of non-recourse long-term debt	(10,453,859)	-
Sale of limited partnership interests	65,673,533	92,093,560
Sales and offering expenses paid	(6,166,877)	(8,682,093)
Deferred charges	(273,438)	(738,740)
Investment by noncontrolling interests	14,027,711	1,000,000
Distributions to noncontrolling interests	(5,855,813)	(194,621)
Cash distributions to partners	(13,950,084)	(6,423,880)
Repurchase of limited partnership interests	(53,498)	-

Net cash provided by financing activities	64,947,675	77,054,226

Net increase in cash and cash equivalents	1,310,801	9,756,960
Cash and cash equivalents, beginning of the period	64,317,006	27,074,324

Cash and cash equivalents, end of the period	$65,627,807	$36,831,284

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2011	2010

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$6,463,324	$-

Supplemental disclosure of non-cash investing and financing activities:

Organizational and offering expenses due to Investment Manager	$-	$30,377
Sales commissions due to third parties	$-	$121,376
Organizational and offering expenses charged to equity	$1,124,718	$934,863
Equipment purchased with non-recourse long-term debt paid directly by lender	$172,000,000	$-
Exchange of noncontrolling interest in investment in joint ventures for notes receivable	$10,450,296	$-
Equipment purchased with subordinated financing provided by seller	$9,000,000	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016.

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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